BROADPOINT SECURITIES GROUP TO PRESENT AT
SANDLER O’NEILL’S 5TH ANNUAL GLOBAL EXCHANGE &
ELECTRONIC TRADING CONFERENCE

NEW YORK, N.Y.  May 29, 2009 - Broadpoint Securities Group, Inc. (NASDAQ:BPSG) today announced its participation in Sandler O’Neill’s 5th Annual Global Exchange & Electronic Trading Conference in New York on Friday, June 5, 2009.  Lee Fensterstock, Chairman and Chief Executive Officer of Broadpoint, is scheduled to present at 9:30 A.M. EDT.   Joining Mr. Fensterstock will be Eric Gleacher, Chairman of Gleacher Partners Inc.

The conference can be attended, in person, by invitation only.  However, a simultaneous webcast, as well as a copy of the presentation materials, can be accessed on June 5, 2009 on the Investor Relations portion of Broadpoint’s website at www.bpsg.com.  You may also listen to Broadpoint’s presentation by audio conference by dialing 800.659.2056 (domestic) or 617.614.2714 (international), and provide participant passcode “Session 2”.  For those who cannot listen to the live broadcast, the archived webcast will be available for 30 days after the event directly through Broadpoint’s website.

About the Company

Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its Equity Capital Markets subsidiary, Broadpoint AmTech, and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

FOR ADDITIONAL INFORMATION
PLEASE CONTACT:

Investor Contact:
Robert Turner
Chief Financial Officer
Broadpoint Securities Group, Inc.
212.273.7109

Media Contact:
Ray Young
Halldin Public Relations
916.781.0659
ray@halldinpr.com